UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 10, 2018 (May 8, 2018)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 8, 2018, Caesars Entertainment Corporation (the “Company”) entered into a non-binding letter of intent (the “Letter of Intent”) with VICI Properties Inc. (“VICI”) related to the acquisition by VICI of two real estate assets owned by the Company as well as modifications to certain of the lease agreements between the two companies.

The Letter of Intent contemplates that VICI would acquire from the Company the real estate assets associated with the Octavius Tower at Caesars Palace and the real estate assets associated with Harrah’s Philadelphia for $507.5 million and $241.5 million, respectively. The aggregate purchase price for these two properties would be reduced by $159 million to reflect the consideration due to VICI related to the planned lease modifications. The Company would continue to operate both properties under the terms of the long-term leases between both companies. The planned transactions are subject to negotiation of definitive documentation, receipt of regulatory approvals, corporate approvals and other third-party approvals and other conditions.

The description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the Letter of Intent, which is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

On May 9, 2018, the Company issued a press release announcing these transactions. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This filing includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts and by the use of words such as “contemplates,” “planned” and “would,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance and results of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the ability of the Company and VICI to negotiate and reach agreement on definitive documentation, receipt of regulatory approvals, other third-party approvals and other conditions, and may include other factors described from time to time in our reports filed with the Securities and Exchange Commission.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Letter of Intent, dated May 8, 2018, by and between Caesars Entertainment Corporation and VICI Properties Inc.

99.2	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: May 10, 2018	By:	/s/ RENEE E. BECKER
		Name:	Renee E. Becker
		Title:	Vice President and Chief Counsel – Corporate & Securities, Assistant Secretary